UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
January 5, 2022
_________________________
American Assets Trust, Inc.
American Assets Trust, L.P.
(Exact name of registrant as specified in its charter)
_________________________

Maryland	001-35030	27-3338708
(American Assets Trust, Inc.)	(American Assets Trust, Inc.)	(American Assets Trust, Inc.)

Maryland	333-202342-01	27-3338894
(American Assets Trust, L.P.)	(American Assets Trust, L.P.)	(American Assets Trust, L.P.)
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3420 Carmel Mountain Road, Suite 100
San Diego, California 92121
(Address of principal executive offices and Zip Code)

(858) 350-2600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On January 5, 2022, American Assets Trust, Inc. (the “Company”) and American Assets Trust, L.P. (the “Operating Partnership”) entered into the Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Agreement”) with the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and other entities named therein, which amends and restates the Second Amended and Restated Credit Agreement dated January 9, 2018.

The Third Amended and Restated Credit Agreement provides for aggregate, unsecured borrowings of up to $500 million, consisting of a revolving line of credit of $400 million (the “Revolver Loan”) and a term loan of $100 million (the “$100mm Term Loan”).

Borrowings under the Third Amended and Restated Credit Agreement bear interest at floating rates equal to, at the Operating Partnership’s option, either (1) the applicable Secured Overnight Financing Rate (“SOFR”), plus the applicable SOFR Adjustment and a spread which ranges from (a) 1.05%-1.50% (with respect to Revolver Loans) and (b) 1.20% to 1.70% (with respect to the $100mm Term Loan), in each case based on the Company’s consolidated leverage ratio, or (2) a base rate equal to the highest of (a) the prime rate, (b) the federal funds rate plus 50 bps, (c) the Term SOFR Screen Rate with a term of one month plus 100 bps and (d) 1.00%, plus a spread which ranges from (i) 0.10%-0.50% (with respect to Revolver Loans) and (ii) 0.20% to 0.70% (with respect to the $100mm Term Loan), in each case based on the Company’s consolidated leverage ratio. Additionally, the Operating Partnership may elect for borrowings to bear interest based on a ratings-based pricing grid as per the Operating Partnership’s then-applicable investment grade debt ratings under the terms set forth in the Third Amended and Restated Credit Agreement.

The Revolver Loan initially matures on January 5, 2026, subject to the Operating Partnership’s option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The foregoing extension options are exercisable by the Operating Partnership subject to the satisfaction of certain conditions. The $100mm Term Loan matures on January 5, 2027, with no further extension options.

Certain of the banks and financial institutions that are parties to the Third Amended and Restated Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company, Operating Partnership and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Third Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On January 5, 2022, the Company and Operating Partnership issued a press release announcing the Third Amended and Restated Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company and Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
10.1*
Third Amended and Restated Credit Agreement dated January 5, 2022, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, and other entities named therein.

99.1*	Press release issued by American Assets Trust, Inc. on January 5, 2022.
*    Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ Adam Wyll
Adam Wyll President and Chief Operating Officer
January 5, 2022

American Assets Trust, L.P.
	By:	/s/ Adam Wyll
Adam Wyll President and Chief Operating Officer
January 5, 2022

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*	Third Amended and Restated Credit Agreement dated January 5, 2022, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, and other entities named therein.
99.1*	Press Release issued by American Assets Trust, Inc. on January 5, 2022.

___________________
*    Furnished herewith

|